Exhibit 10.1

11999 Katy Freeway, Suite 560
Houston, Texas 77079    (281) 556-6200

STOCK PURCHASE AGREEMENT

by and among

BPZ Energy, Inc. and
the Investors Named Herein

Dated July 19, 2005

1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated July 19, 2005, is made by and among BPZ Energy, Inc., a Colorado corporation (the “Company”), and the Investors named on Schedule 1.1 hereto (the “Investors”).

RECITALS

WHEREAS, the Company has delivered to each Investor a Private Placement Memorandum (the “Private Placement Memorandum”) dated June 2005, and a Purchaser Suitability Questionnaire (the “Questionnaire”) relating to the transactions contemplated in this Agreement, and the Investor has executed a Confidentiality Agreement relating to the Company’s business.

WHEREAS, the Company proposes to issue and sell to Investors, and Investors desire to purchase from the Company, shares of the Company’s common stock, no par value (the “Common Stock”), on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Purchase

1.1                                 Purchase and Sale of Stock.  Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Investor, and each Investor severally agrees to purchase from the Company, the number of shares of the Company’s authorized but unissued Common Stock (the “Shares”) set forth with respect to such Investor on Schedule 1.1 hereto, at a price per share equal to $3.00.  The closing (the “Closing”) of the sale of the Shares shall be effected at the offices of the Company on July 19, 2005, or at such other time and place as may be agreed to by the Investors and the Company (the “Closing Date”).  At the Closing, subject to the terms and conditions hereof, the Company shall cause the issuance of the Shares purchased by such Investor from the Company, against payment of the full amount of such Investor’s aggregate purchase price by wire transfer of immediately available funds to the Company’s bank account.

1.2                                 Legends.  All certificates representing the Shares shall bear the following legend (in addition to any legend required by the blue sky or securities laws of any state or jurisdiction to the extent such laws are applicable to the shares represented by the certificate so legended):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED

OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Shares are registered for resale under the Securities Act of 1933, as amended (the “Securities Act”), (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act.

1.3                                 Stop Transfer Orders.  All certificates representing the Shares will be subject to a stop transfer order with the Depository Trust Company or with the Company’s transfer agent that restricts the transfer of such shares except in compliance with this Agreement.

2.                                       Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Investors:

2.1                                 Organization, etc.  The Company is a corporation, duly organized and validly existing and in good standing under the laws of the State of Colorado, and is qualified or licensed to do business and is in good standing as a foreign corporation in each other jurisdictions in which the conduct of its business or the ownership of property requires such qualification or licensing, except where failure to be so qualified or licensed would not have a material adverse effect on the financial condition or operations of the Company and its Subsidiaries (as defined below), taken as a whole (for the Company and its Subsidiaries, a “Material Adverse Effect”).  Each company (each, a “Subsidiary”) listed on Schedule 2.1 hereof is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, and is qualified or licensed to do business and is in good standing as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of property requires such qualification or licensing, except where failure to be so qualified or licensed would not have a Material Adverse Effect.  Except for the Subsidiaries, the Company does not own, of record or beneficially, the securities of any other entity.

2.2                                 Authority.  The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and such action has been duly authorized by all necessary action of the Company’s Board of Directors.  The issuance and sale of the Shares has been duly authorized and if, as and when issued in accordance with the terms of this Agreement and delivered to the Investors, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable and will be free of any Encumbrance (as defined below) created by the Company, in the Company’s control, or of which the Company has actual knowledge, other than those imposed pursuant to this Agreement and securities laws of general application.  As used in this Agreement, “Encumbrance” shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right of way, encroachment, private building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title.  The issuance and sale of the Shares will not be subject to preemptive or other similar rights of any holder of the Company’s securities.

2.3                                 Enforceability.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement and obligation of the Company enforceable against it in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

2.4                                 No Violation.  Except as set forth on Schedule 2.4, the execution and the delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder, including the issuance and sale of the Shares, does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent or approval not heretofore obtained pursuant to, any binding written or oral agreement or instrument including, without limitation, any charter, bylaw, trust instrument, indenture or evidence of indebtedness, lease, contract or other obligation or commitment (each, a “Contractual Obligation”) binding upon the Company or any Subsidiary or any of their respective properties or assets, or any law, rule, regulation, restriction, order, writ, judgment, award, determination, injunction or decree of any court or government, or any decision or ruling of any arbitrator (each, a “Requirement of Law”) binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets and which would have a Material Adverse Effect.

2.5                                 Litigation.  Except as set forth in Schedule 2.5 or the SEC Reports (as defined in Section 2.7 below), there are no pending or overtly threatened actions, claims, orders, decrees, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which would have a Material Adverse Effect.

2.6                                 Capitalization.  The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, no par value, 25,962,774 shares of which have been validly issued and are outstanding as of the date hereof (and such issued shares are fully paid and non-assessable), and 25,000,000 shares of preferred stock, no par value, of which no shares are outstanding on the date hereof.  Except as set forth on Schedule 2.6, the Company owns 100% of the capital stock of each of the Subsidiaries.  Except as set forth on Schedule 2.6 hereto, there do not exist any other authorized or outstanding securities, options, warrants, calls, commitments, rights to subscribe or other instruments, agreements or rights of any character, or any pre-emptive rights, convertible into or exchangeable for, or requiring or relating to the issuance, transfer or sale of, any shares of capital stock or other securities of the Company or any Subsidiary.

2.7                                 Annual Report; Financial Statements.  The Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “SEC Reports”) have been filed with the SEC and the SEC Reports complied in all material respects with the rules of the SEC applicable to such SEC Reports on the date filed with the SEC, and the SEC Reports did not contain, on the date of filing with the SEC, and do not contain as of the date hereof, the Private Placement Memorandum does not contain, as of the date hereof, and the SEC Reports and the Private Placement Memorandum will not contain as of the Closing Date, any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.  As of the date hereof, the SEC Reports have not been amended.  All of the consolidated financial statements included in the SEC Reports (the “Company Financial Statements”):  (i) have been prepared from and on the basis of, and are in accordance with, the books and records of the Company and with generally accepted accounting principles applied on a basis consistent with prior accounting periods; (ii) fairly and accurately present in all material respects the consolidated financial condition of the Company as of the date of each such Company Financial Statement and the results of its operations for the periods therein specified; and (iii) in the case of the annual financial statements, are accompanied by the audit opinion of the Company’s independent public accountants.  Except as set forth in Schedule 2.7 or in the Company Financial Statements, as of the date hereof and as of the Closing Date, the Company has no liabilities other than (i) liabilities which are reflected or reserved against in the Company Financial Statements and which remain outstanding and undischarged as of the date hereof, (ii) liabilities arising in the ordinary course of business of the Company since December 31, 2004, (iii) liabilities incurred as a result of the transactions described on Schedule 2.7, or (iv) liabilities which were not required by generally accepted accounting principles to be reflected or reserved on the Company Financial Statements.  Since December 31, 2004, except as set forth on Schedule 2.7 hereto, there has not been any event or change which has had or could reasonably be expected to have a Material Adverse Effect and the Company has no knowledge of any event or circumstance that would reasonably be expected to result in such a Material Adverse Effect.

2.8                                 Absence of Certain Changes.  Since December 31, 2004 (the “Balance Sheet Date”), except as set forth on Schedule 2.7 hereto, in the Private Placement Memorandum and in the SEC Reports, neither the Company nor any of its Subsidiaries has:

(a) redeemed, purchased or otherwise acquired directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares (other than repurchases of restricted stock at cost required pursuant to agreements outstanding on the date of this Agreement or entered into after the date of this Agreement in compliance with the provisions hereof);

(b) paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Company Financial Statements Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

(c) permitted or allowed any of its material properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, claim, lien, security interest, encumbrance, restriction or charge of any kind outside of the ordinary course of business;

(d) cancelled any debt or waived any claim or right of substantial value;

(e) sold, transferred, licensed, leased, pledged, mortgaged or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible) or any material amount of property or assets, except in the ordinary course of business;

(f) disposed of or permitted to lapse any right to the use of any Proprietary Rights (as defined in Section 2.14 hereof), or disposed of or disclosed to any person or entity, other than representatives of the Investors and persons subject to a nondisclosure agreement, any trade secret, formula, process, know-how or other Proprietary Right not yet a matter of public knowledge;

(g) granted any material increase or accrual in or accelerated, any benefit or compensation payable or to become payable to any officer, director, employee or consultant, including any such increase, accrual or acceleration pursuant to any benefit plan except in connection with a promotion or job change or any general increase in the compensation payable or to become payable to officers, employees or directors in the ordinary course of business, or entered into or amended in any material way any employment, material consulting, severance, termination or material benefit plan agreement or arrangement other than in the ordinary course of business;

(h) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company or any of its Subsidiaries;

(i) made any change in any method of tax or financial statement accounting or accounting practice that would or would reasonably be expected to result in any material change in the Company Financial Statements;

(j) paid, loaned or advanced any amount to, or sold, transferred or leased any material properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or employees or any Affiliate (as defined in Section 7.1) of any of its officers or directors or employees, except for directors’ fees and compensation to officers in the ordinary course of business;

(k) except for the Third Amended and Restated Articles of Incorporation of the Company, amended its certificate of incorporation or by-laws or similar organizational documents;

(l) issued, sold, transferred, pledged, disposed of or encumbered any shares of any class or series of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock, other than shares of Common Stock reserved for issuance on the date of this Agreement pursuant to the Company’s 2005 Long-Term Incentive Compensation Plan, the exercise of any warrants or options to purchase Common Stock described on Schedule 2.6 or existing agreements that require the Company to issue shares of Common Stock;

(m) terminated or materially modified or amended any of its material contracts or waived, released or assigned any material rights under any material contract or claims, except in the ordinary course of business and consistent with past practice;

(n) revalued in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as required by GAAP;

(o) adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries; or

(p) agreed, whether in writing or otherwise, to take any action described in this section.

2.9                                 Income Tax Returns.  The Company and the Subsidiaries have filed all federal and state income tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes which have become due pursuant to said returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  The Company has no knowledge of any pending assessments or adjustments of the income tax payable of the Company or its Subsidiaries with respect to any year.

2.10                           Permits; Compliance With Law.  The Company and each Subsidiary possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable them to conduct the business in which it is now engaged in compliance with applicable law, except where failure to do so would not have a Material Adverse Effect.  The Company and each Subsidiary are in compliance with all federal, state and local laws, regulations and ordinances (“Requirements of Law”) in the conduct of its business and corporate affairs, except where failure to comply, singly or in the aggregate, would not have a Material Adverse Effect.

2.11                           ERISA.  Except as set forth on Schedule 2.11, the Company and each Subsidiary is in compliance in all material respects with any applicable provisions of ERISA; the Company and each Subsidiary has not violated any provision of any Plan maintained or contributed to by it; no Reportable Event as defined in ERISA has occurred and is continuing with respect to any employee benefit plan (“Plan”) initiated by the Company or any Subsidiary; the Company and each Subsidiary has met its minimum funding requirements under ERISA with respect to any Plan; and any Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.  Schedule 2.11 describes each Plan maintained by the Company and each of its Subsidiaries.

2.12                           Contracts.  Schedule 2.12 sets forth a description of each Contractual Obligation not filed as an exhibit to the SEC Reports that provides for payments to or by the Company or any Subsidiary in excess of $25,000, or is otherwise material to the operations of the Company or any Subsidiary.  Except as set forth on Schedule 2.4, neither the Company nor any Subsidiary is in default on any Contractual Obligation, except for such defaults which would not have a Material Adverse Effect.

2.13                           Environmental Matters.  Except as set forth on Schedule 2.13, since September 10, 2004, the Company and its subsidiaries (including the Subsidiaries) have at all times been in compliance in all material respects with all environmental laws and regulations applicable to the Company’s current business where the failure to so comply would not cause a Material Adverse Effect.  Except as described in the SEC Reports or as set forth on Schedule 2.13, to the Company’s knowledge none of the operations of the Company or any Subsidiary is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment.  Except as set forth on Schedule 2.13, neither the Company nor any Subsidiary has received notice of any actual or threatened claim, investigation, proceeding, order or decree in connection with any release of any toxic or hazardous waste or substance into the environment.

2.14                           Trademarks, etc.  The Company and the Subsidiaries own, have sufficient title to, or have the right to use (or can obtain the right to use on reasonable commercial terms), all patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights (collectively, the “Proprietary Rights”) necessary to their business as now conducted without infringing upon the right of any person.  Except for employee confidentiality agreements with employees and consultants, there are no outstanding material options, licenses or agreements relating to intellectual property rights of the Company or any Subsidiary necessary to their business as now conducted, nor is the Company or any Subsidiary bound by or a party to any material options, licenses or agreements with respect to the Proprietary Rights of any other person or entity.  To the Company’s knowledge, neither the Company nor any Subsidiary has violated or is in current violation of, and neither the Company nor any Subsidiary has received any communications alleging that the Company or any Subsidiary has violated or, by conducting its business as proposed, would violate, any of the Proprietary Rights of any other person or entity.  The Company and the Subsidiaries are not aware of any material violation by a third party of any of their Proprietary Rights necessary to their business as now conducted.

2.15                           Employees.  Except as set forth on Schedule 2.15, all employees of the Company and each Subsidiary are employed “at will” and may be terminated without payment of severance or incurrence of any other liability of the Company or the Subsidiaries;

no employee of the Company is in violation of any material term of any employment contract, confidentiality agreement or any other material Contractual Obligation relating to the right of any such employee to be employed by the Company or any Subsidiary; and neither the Company nor any Subsidiary has any employee severance agreement covering any of its employees.  There are no labor disputes or union organization activities pending or threatened between the Company or the Subsidiaries and their employees.

2.16                           Title to Properties.  The assets owned or leased by the Company and its Subsidiaries are all of the assets necessary to conduct the business of the Company and its Subsidiaries as currently being conducted.  The Company and its Subsidiaries have good and marketable title to substantially all of the assets they own, real and personal, movable and immovable, tangible and intangible, free and clear of any charge, claim, lien, pledge, security interest or other encumbrance, except for: (a) liens for taxes not yet due and payable, (b) encumbrances described on Schedule 2.16 hereto, or (c) minor imperfections of title and encumbrances, if any, which (i) are not substantial in amount, (ii) do not detract from the value of the property subject thereto, impair the operations of the business of the Company, or the use or license of certain of the assets of the Company, and (iii) have arisen in the ordinary course of business consistent with past practice.

2.17                           Related Party Transactions.  Except for those contracts described in the SEC Reports or on Schedule 2.17 hereto, no existing Contractual Obligation of the Company or its Subsidiaries is with or for the direct benefit of (i) any party owning, or formerly owning, beneficially or of record, directly or indirectly, in excess of five percent (5%) of the outstanding capital stock of the Company, (ii) any director, officer or similar representative of the Company, (iii) any natural person related by blood, adoption or marriage to any party described in (i) or (ii), or (iv) any entity in which any of the foregoing parties has, directly or indirectly, at least a five percent (5%) beneficial interest (a “Related Party”).  Without limiting the generality of the foregoing, no Related Party, directly or indirectly, owns or controls any material assets or material properties which are used in the Company’s business and to the actual knowledge of the Company, no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business which is, or has been within the last two years, a competitor, customer or supplier of the Company or has done business with the Company or which currently sells or provides products or services which are similar or related to the products or services sold or provided in connection with the Business.

2.18                           Brokers.  The Company will pay a placement fee of up to 7% of the gross proceeds from the sale of the Shares to Investors and issue warrants to purchase 100,000 shares to Morgan Keegan & Company, Inc. (the “Placement Agent”).  Except for such payments the Company has not agreed to pay or incurred any obligation in respect of any finder’s fee, brokerage fee or other commission in connection with the sale of Shares contemplated by this Agreement.

2.19                           Securities Law Matters.  Since September 10, 2004, and to the best of its knowledge from January 1, 2004 until September 9, 2004, the Company has filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the SEC under the Securities Act, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) any applicable state securities authorities.  No such filing, as of the date it was filed, and as of the date hereof and as of the Closing Date, contained or will contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Subject to the accuracy of the representations and warranties of the Investors set forth in Section 3, the offer, sale and issuance of the Shares to the Investors will be exempt from registration under the Securities Act.

2.20                           No Anti-Dilution Rights.  Except as set forth on Schedule 2.20, the transactions contemplated hereby will not trigger any anti-dilution provisions contained in any existing agreements.

2.21                           Full Disclosure.  No representation, warranty, schedule or certificate of the Company made or delivered pursuant to this Agreement or in the Private Placement Memorandum contains or will contain any untrue statement of fact, or omits or will omit to state a material fact the absence of which makes such representation, warranty or other statement misleading.

3.                                       Representations and Warranties of Investors.  Each Investor, severally and not jointly, hereby makes the following representations and warranties as to such Investor:

3.1                                 Organization.  Investor, if not a natural person, is duly organized and validly existing and in good standing under the laws of the state of its organization.

3.2                                 Authority.   Investor has the corporate or other authority to execute and deliver this Agreement and the Questionnaire to which such Investor is a party and to perform its obligations hereunder.

3.3                                 No Violation.  The execution and the delivery by Investor of this Agreement and the Questionnaire, and its purchase of the Shares and the consummation of the transactions contemplated hereby or to be effected concurrently herewith do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, or (d) require any authorization, consent or approval not heretofore obtained pursuant to, any Contractual Obligation or Requirement of Law to which Investor is a party or is otherwise subject.

3.4                                 Enforceability.  This Agreement and the Questionnaire constitute the legal, valid and binding obligation of Investor and is enforceable against Investor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

3.5                                 Investment Intent.  Investor is acquiring the Shares for its own account for investment and not with a view to, or for resale in connection with, any “distribution” thereof for purposes of the Securities Act.  Investor is an “accredited investor” as such term is defined in Regulation D under the Securities Act.  Investor acknowledges that the Shares shall be “restricted securities” within the meaning of Rule 144 (“Rule 144”) under the Securities Act, will contain a transfer restriction legend and may only be resold pursuant to an effective registration statement filed with the SEC under the Securities Act, or pursuant to Rule 144 or another valid exemption from the registration requirements of the Act as established by an opinion of counsel reasonably acceptable to the Company.

3.6                                 Investigation.  Investor acknowledges receipt of the Private Placement Memorandum, and has been given full access by the Company to all information concerning the business and financial condition, properties, operations and prospects of the Company that Investor has deemed relevant for purposes of making the investment contemplated by this Agreement.  By reason of Investor’s knowledge and experience in financial and business matters in general, the business of the Company and investments of the type contemplated by this Agreement in particular, Investor is capable of evaluating the merits and risks of making the investment in the Shares and is able to bear the economic risk of the investment (including a complete loss of its investment in the Shares).  Subject to the truth and accuracy of the representations and warranties made by the Company hereunder, Investor has conducted such investigation as it deems relevant in connection with its consummation of the transactions contemplated by this Agreement.

3.7                                 Brokers.  Investor has not agreed to pay or incurred any obligation in respect of any finder’s fee, brokerage fee or other commission in connection with the sale of Shares contemplated by this Agreement.

4.                                       Conditions to the Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated by this Agreement on the Closing Date shall be subject to the satisfaction of each of the conditions set forth in this Section 4, unless waived by the Company, on or prior to the Closing Date.

4.1                                 Representations and Warranties.  If this Agreement is not signed on the Closing Date, the representations and warranties of the Investors set forth in Section 3 shall be true and correct in all material respects as of the Closing Date as though made on and as of such date.

4.2                                 No Proceedings.  No order, injunction, decree or other action or legal, administrative, arbitration or other proceeding by any person other than the Company or investigation by any governmental agency or authority shall be pending or threatened, challenging or imposing a material limitation on the execution, delivery or performance of this Agreement, or the consummation of any of the transactions contemplated hereby.

4.3                                 Compliance with Laws.  The purchase of the Shares by each Investor hereunder shall be legally permitted by all laws and regulations to which each Investor or the Company is subject.

4.4                                 Approval of Documents.  All proceedings taken in connection with the transactions contemplated hereby and all documents incident to such transactions shall be reasonably satisfactory in form and substance to the Company and its counsel.

4.5                                 Questionnaire.  Each investor shall have completed and executed and delivered to the Company a Questionnaire in a manner reasonably acceptable to the Company.

5.                                       Conditions to the Obligations of Investors.  The obligations of each Investor to consummate the transactions under this Agreement on the Closing Date shall be subject to the satisfaction of each of the conditions set forth in this Section 5, unless waived by each Investor, on or prior to the Closing Date.

5.1                                 Representations and Warranties.   If this Agreement is not signed on the Closing Date, the representations and warranties of the Company set forth in Section 2 shall be true and correct in all material respects as of the Closing Date as though made on and as of such date; the Company shall have performed all obligations and complied with all covenants required to be performed or complied with by the Company under this Agreement on or prior to the Closing Date; and each Investor shall have received on the Closing Date from the Company a certificate or certificates, dated the Closing Date, to such effect, which certificate or certificates shall be signed by an authorized officer of the Company.

5.2                                 No Proceedings.  No order, injunction, decree or other action or legal, administrative, arbitration or other proceeding by any person or investigation by any governmental agency or authority shall be pending or, to the knowledge of the Company, threatened, challenging or imposing a material limitation on the execution, delivery or performance of this Agreement, the consummation of any of the transactions contemplated thereby or the operation by the Company of its businesses as now conducted.

5.3                                 Approval of Documents.  All proceedings taken in connection with the transactions contemplated hereby and all documents incident to such transactions shall be reasonably satisfactory in form and substance to each Investor and its counsel.

5.4                                 Compliance with Laws.  The purchase of the Shares by each Investor hereunder shall be legally permitted by all laws and regulations to which each Investor or the Company is subject.

5.5                                 No Material Adverse Change.  Except as described in the SEC Reports or in Schedule 2.7, there shall have been no event that has had or could reasonably be expected to have a Materially Adverse Effect since December 31, 2004.

5.6                                 Opinion of Counsel.  Investor shall have received an opinion of counsel to the Company in substantially the form attached as Schedule 5.6 hereto.

5.7                                 Minimum Investment.  The Investors shall have agreed to purchase on the Closing Date shares of Common Stock at a minimum purchase price of $30,000,000 in the aggregate on the terms set forth herein.

6.                                       Certain Covenants of the Company.

6.1                                 Listing of Common Stock.  The Company shall use its best efforts to cause the Common Stock to be listed on the American Stock Exchange (or, if such listing cannot be obtained, upon NASDAQ or another exchange) as soon as practicable following the date hereof.  The Company shall cause the Shares to be listed or included on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or included.

6.2                                 Shelf Registration.  The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event no later than thirty (30) days after the date hereof (the “Filing Deadline”), a Registration Statement on Form SB-2 (or such other form as the Company is then eligible to use) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Investors of the Shares pursuant to plans of distribution reasonably acceptable to the Investors (the “Registration Statement”).  Each Investor agrees to promptly provide to the Company, in writing, such information as the Company may reasonably request for inclusion in the Registration Statement.  The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act no later than five (5) Business Days after receipt of notice of “no review” by the SEC or ninety (90) days from the date hereof in the event of SEC review (the “Effectiveness Deadline”), and to keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) the date on which all Shares covered by the Registration Statement may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed to the Company’s transfer agent and to the Investors, or (ii) such date as all Shares registered on such Registration Statement have been resold (the earlier to occur of (i) or (ii) is the “Registration Termination Date”).

(a) If a Registration Statement ceases to be effective for any reason at any time prior to the applicable Registration Termination Date, the Company shall use its best efforts to reinstate the effectiveness thereof.

(b) The Company shall supplement and amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement, if required by the Securities Act or, to the extent to which the Company does not reasonably object, as requested by the Investors.

(c) All Registration Expenses incurred in connection with the registrations pursuant to this Section 6.2 shall be borne by the Company. “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Section 6.2 hereof including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and Selling Expenses, as defined hereinafter).   All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Investors. “Selling Expenses” shall mean all brokerage and selling commissions applicable to a sale of the Shares pursuant to the Registration Statement.

(d) The Company may suspend sales of Shares pursuant to the Registration Statement for a period of not more than thirty (30) days during any six (6) month period in the event it determines in good faith that such Registration Statement contains or may contain an untrue statement of material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided that the Company shall promptly amend such Registration Statement in order to correct any untrue statement and/or ensure that such Registration Statement is not misleading; provided further that subject to the time limitations set forth above, the Company may delay such amendment if the Company determines that such delay is in the best interest of the Company in order to avoid premature public announcements of potential acquisitions or other extraordinary transactions.  At the time the Registration Statement is declared effective, each Investor shall be named as a selling securityholder in the Registration Statement and the related prospectus in such a manner as to permit such Investor to deliver such prospectus to purchasers of Shares in accordance with applicable law.

(e) The Company shall promptly furnish to the Placement Agent, without charge, (A) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, and (B) after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits.

(f) The Company shall furnish to the Investors such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

(g) The Company shall use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(h) The Company shall notify immediately each Investor holding Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that, subject to Section 6.2(e) the Company shall promptly amend such Registration Statement in order to correct any untrue statement and/or ensure that such Registration Statement is not misleading.

(i) If the Registration Statement covering the Shares required to be filed by the Company pursuant to this Section 6.2 is not (i) filed with the Commission by the date that is the Filing Deadline, or (ii) declared effective by the Commission by the date that is thirty (30) days after the Effectiveness Deadline (each of such dates being an “Initial Date”), then the Company shall make the payments to the Investors as provided in the next sentence as liquidated damages and not as a penalty.  The amount to be paid by the Company to the Investors shall be determined as of each Computation Date (as defined below) and, as applicable, the actual filing and effectiveness dates of the Registration Statement, and such amount shall be equal to 1.0% (the “Liquidated Damage Rate”) of the purchase price for the Shares for the period from the Initial Date to the first Computation Date, and for each 30-day period of any subsequent Computation Dates thereafter, calculated on a pro rata basis to the date on which the Registration Statement is filed with (in the event of an Initial Date pursuant to clause (i) above) or declared effective by (in the event of an Initial Date pursuant to clause (ii) above) the Commission (the “Periodic Amount”).  The full Periodic Amount shall be paid by the Company to the Investors, pro rata, by wire transfer of immediately available funds within three days after each Computation Date and, as applicable, the actual filing and effectiveness dates of the Registration Statement.

As used in this Section 6.2(i), “Computation Date” means the date which is 30 days after the Initial Date and, if the Registration Statement to be filed by the Company pursuant to this Section 6.2 has not theretofore been filed with the Commission or declared effective by the Commission, as the case may be, each date which is 30 days after the previous Computation Date until such Registration Statement is so filed or declared effective, as the case may be.  Notwithstanding the above, if the Registration Statement covering the Shares required to be filed by the Company pursuant to this Section 6.2 is not filed with the Commission by the Filing Deadline, the Company shall be in default of the terms of this Section 6.2, and the Investors shall be entitled to damages as set forth above.

6.3                                 Termination of Registration Rights. All rights and obligations provided for in Section 6.2 shall terminate on the date on which the Company has no obligation to maintain the effectiveness of the Registration Statement; provided that the rights of any Investor under Section 6.2 shall terminate the earlier of (i) the date on which all Shares covered by the Registration Statement may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed to the Company’s transfer agent and to the Investors, or (ii) such date as all Shares registered on such Registration Statement have been resold.

6.4                                 Reports Under Securities Exchange Act of 1934. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act (“SEC Rule 144”) and any other rule or regulation of the SEC that may at any time permit Investors to sell securities of the Company to the public without registration or pursuant to a registration on Form SB-2, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) use its best efforts to take such action as is necessary to enable the Investors to utilize Form SB-2 for the sale of their Shares;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Investor, so long as the Investor owns any Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form SB-2, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

7.                                       Indemnification.

7.1                                 Indemnification by the Company.  The Company will indemnify each Investor, its officers, directors, employees, partners, affiliates, agents, representatives and legal counsel, and each person controlling (or deemed controlling) such Investor within the meaning of the Securities Act, (collectively, the “Investors’ Agents”) with respect to which registration, qualification or compliance has been effected pursuant to Section 6.2, against all claims, losses, damages and liabilities (or actions in respect thereof), joint or several, arising out of or based on (A) (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statement and amendments or supplements thereto, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Investors and the Investors’ Agents for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damages, liability or action, as incurred, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse each Investor, and each Investors’ Affiliates, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; or (B) any breach of any covenant, agreement, representation or warranty of the Company in this Agreement.  Provided, however, that the Company shall not be liable under this Section 7: (a) in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Investor and stated to be specifically for use therein or furnished in writing by such Investor to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein, (b) for any amount paid in settlement of claims without the Company’s written consent (which consent shall not be unreasonably withheld), or (c) to the extent that it is finally judicially determined that such

Liabilities resulted primarily from the willful misconduct or bad faith of such indemnified party; provided, further, that if and to the extent that such indemnification is held, by final judicial determination to be unenforceable, in whole or in part, for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified Liability.  In connection with the obligation of the Company to indemnify for expenses as set forth above, if an indemnified party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct or bad faith of such indemnified party.

7.2                                 Indemnification by Investors.  Each Investor will indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each person who controls the Company within the meaning of the Securities Act, any underwriter, and each other Investor, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such directors, and officers, control persons, underwriter and each other Investor for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished in writing to the Company by an instrument duly executed by such Investor and stated to be specifically for use therein or furnished by such Investor to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein; or (B) any breach of any representation or warranty of such Investor in this Agreement.  Provided, however, that the indemnity agreement provided in this Section 7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Investor, which consent shall not be unreasonably withheld. In no event shall an Investor’s indemnification obligation exceed the net proceeds received from its sale of Shares in such offering.

7.3                                 Notification; Procedure.

(a) Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld). The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice within a reasonable period of time as provided herein shall relieve the Indemnifying Party of its obligations under this Section 7, but only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(b) If the indemnification provided for in this Section 7 is held to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an Investor under this Section 7 exceed the net proceeds from the offering received by such Investor. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(c) The obligations of the Company and each Investor under this Section 7 shall survive the completion of any offering of the Shares in a Registration Statement under this Section 7, any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

(d) Each Investor shall furnish to the Company such information regarding such Investor and the distribution proposed by such Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 7.

7.4                                 Registration Rights.  Each Investor agrees that if such Investor wishes to sell securities pursuant to the Registration Statement, it will do so in accordance with this Agreement.

8.                                       Survival of Representations and Warranties.  All representations, warranties and agreements made by the Company and Investors in this Agreement or in any certificate or other instrument delivered pursuant hereto shall survive the Closing and any investigation and discovery by the Company or by Investors, as the case may be, made at any time with respect thereto.

9.                                       Miscellaneous Provisions.

9.1                                 Deliveries.  The Company and Investors hereby covenant and agree to use their respective best efforts to perform each of their obligations hereunder, to deliver all certificates and to satisfy all other conditions set forth in this Agreement and to close the transactions contemplated by this Agreement on the Closing Date.

9.2                                 Successors and Assigns.  This Agreement is executed by, and shall be binding upon and inure to the benefit of, the parties hereto and each of their respective successors and assigns; provided, however, that neither this Agreement nor any right pursuant hereto nor interest herein shall be assignable except (a) by the Company with the consent of a Majority of the Investors (as defined in Section 9.9), (b) by the Company in connection with a merger, consolidation or sale of all or substantially all of its assets, (c) by an Investor with the prior written consent of the Company or (d) by an Investor in connection with a sale or other transfer of the Shares.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any other person.

9.3                                 Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Investors at the address set forth on the signature page hereof:

if to the Company at the following address:	with a copy to:

BPZ Energy, Inc.	Adams and Reese LLP
11999 Katy Freeway, Suite 560	4400 One Houston Center
Houston, Texas 77079	1221 McKinney
Attn: Chief Executive Officer and President	Houston, Texas 77010
Fax: (281) 556-6377	Attn: Mark W. Coffin
Attn: Chief Financial Officer	Fax: (713) 652-5152

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

9.4                                 Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.

9.5                                 Governing Law; Forum.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts entered into and to be wholly performed therein.  Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this

Agreement or any agreements or transactions contemplated hereby shall be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 9.3, such service to become effective 10 days after such mailing.

9.6                                 Attorneys’ Fees.  If any party should institute any action to enforce or interpret any term or provision of this Agreement, the party prevailing in such action, after all appeals have been exhausted, shall be entitled to its attorneys’ fees, out-of-pocket disbursements and all other expenses from the non-prevailing party in such action.

9.7                                 Entire Agreement.  This Agreement (together with all Exhibits and Schedules hereto) constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous written and oral negotiations, discussions, agreements and understandings with respect to such subject matter.

9.8                                 Section Headings.  The section and subsection headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

9.9                                 Consent of Investors.  Any term or condition hereof may be waived or amended by the consent of all Investors who have purchased the shares hereunder.

9.10                           Interpretation.  Each of the Investors and the Company have participated in the negotiation and drafting of this Agreement.  Accordingly, each of the parties hereby waives any statutory provision, judicial precedent or other rule of law to the effect that contractual ambiguities are to be construed against the party who shall have drafted the same.

9.11                           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement except to the extent that any provision would clearly be contemplated by the parties to be conditioned upon the validity and enforceability of such invalid or prohibited provision.

9.12                           Public Announcements.   The Company shall issue a press release regarding the closing of this offering within one (1) business day after the Closing. Except for such disclosure as the Company is advised by counsel is required to be included in documents filed with the Securities and Exchange Commission or otherwise required by law, the Company shall not use the name of, or make reference to, any Investor or any of its Affiliates in any press release or in any public manner (including any reports or filings made by the Company under the Exchange Act) without such Investor’s prior written consent which consent shall not be unreasonably withheld.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.

BPZ ENERGY, INC.,
a Colorado corporation

By:
Its:
11999 Katy Freeway, Suite 560
Houston, Texas 77079

INVESTOR

Signature

Name

Title

Address:

Schedules to BPZ Energy, Inc.

Stock Purchase Agreement

Dated July 19, 2005

Schedule 1.1
Investors

See attached.

1

INVESTORS OF BPZ ENERGY, INC.

Investor	Number of Shares
St. Philip Partners, LP	250,000
Rubicon Master Fund	1,667,000
Sandor Capital Master Fund, L.P.	334,000
Hopewell Capital LLC	100,000
JMG Capital Partners, LP	333,334
JMP Triton Offshore Fund, Ltd.	333,333
Columbus Capital Partners, L.P.	560,000
Columbus Capital Offshore Fund, Ltd.	440,000
Forest Hill Select Fund, LP	512,800
Forest Hill Select Offshore Ltd.	287,200
Lone Oak Partners LP	200,000
Morgan Keegan Early Stage Fund, LP	130,675
Morgan Keegan Employee Investment Fund, LP – Class B	36,325
The Schmieding Foundation, Inc.	100,000
H.C. Schmieding Produce Company, Inc.	50,000
Waverly Limited Partnership	100,000
Meadowbrook Opportunity Fund LLC	100,000
Treaty Oak Ironwood	254,300
Treaty Oak Master Fund	203,400
Atlas Capital QP	14,250
Atlas Capital Master Fund	28,050
Marshall Small Cap Growth Fund	530,000
Cougar Trading, LLC	50,000

Investor	Number of Shares
Dynamis Energy Fund, LP	890,000
Dynamis Energy Fund Limited	110,000
José Alvarez	33,333
Select Contrarian Value Partners, L.P.	150,000
GLG North American Opportunity Fund	83,500
GLG European Long-Short Fund	250,500
DKR SoundShore Oasis Holding Fund Ltd.	334,000
Radian Group Inc.	70,000
WTC-CIF Emerging Companies Portfolio	700,000
The Dow Chemical Employees’ Retirement Plan	380,000
Government of Singapore Investment Corporation Pte Ltd.	200,000
WTC-CTF Emerging Companies Portfolio	650,000
British Columbia Investment Management Corporation	150,000
Oregon Investment Council	650,000
The Retirement Program Plan for Employees of Union Carbide Corporation	200,000
TOTAL	11,466,000